================================================================================
                                                                Exhibit (b)(2)

                            BOWLES HOLLOWELL CONNER

                                 Presentation to

                             HILITE INDUSTRIES, INC.
                               BOARD OF DIRECTORS

                                 April 22, 1999

                             Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================

================================================================================
INDEX                                   Presentation to  HILITE INDUSTRIES, INC.
================================================================================


            Executive Summary

            Proposed Transaction

            Valuation Observations

            Conclusion

            Letter to Board and SEC Narrative

                             Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
EXECUTIVE SUMMARY                 Presentation to HILITE INDUSTRIES, INC. page 1
================================================================================
SITUATION

- Bowles Hollowell Conner ("Bowles Hollowell") was engaged on July 23,
  1998 by Hilite Industries, Inc. (the "Company") to serve as financial advisor with respect to the potential sale of the Company.

- The Company designs, manufactures, and sells highly engineered components and assemblies for the automotive industry including brake proportioning valves, electromagnetic clutches, and other specialty components.

- After a thorough marketing process the Company has received an offer to be acquired by Carreras, Kestner & Co. ("Buyer").

- Bowles Hollowell has been asked by the Company to provide a fairness opinion related to the Company's tender offer to purchase all outstanding shares (other than a portion of such shares held by certain stockholders who will retain an equity interest in the Company) and the subsequent merger of the Company into Hilite Mergeco, Inc. This tender offer, together with the merger, will be referenced as the "Transaction."

- Bowles Hollowell's analysis includes:

  - Review of the terms of the Transaction, as set forth in the draft of the Merger Agreement dated April 21, 1999 intended to govern the Transaction.

  - Review of publicly traded companies in lines of business comparable to those of the Company.

  - Review of merger and acquisition transactions involving companies in lines of business comparable to those of the Company.

  - Preparation of a discounted cash flow analysis.

  - Review of premiums offered and historical review of the Company's closing stock price since January 1994 (Initial Public Offering).

- Based on our analysis, it is our opinion that, as of the date hereof, the cash consideration to be received in the transaction by the holders of the Company's Common Stock (other than the stockholders who will retain an equity interest in the Company) is fair, from a financial point of view, to such holders.

                             Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
INDEX                                    Presentation to HILITE INDUSTRIES, INC.
================================================================================




                       Executive Summary

                       Proposed Transaction

                       Valuation Observations

                       Conclusion

                       Letter to Board and SEC Narrative




                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
PROPOSED TRANSACTION       Presentation to HILITE INDUSTRIES, INC.        page 2
================================================================================
                    ($ in Thousands, Except Price per Share)

TRANSACTION CONSIDERATION

                                           Carreras, Kestner
                                              & Co. Proposal

Price per Share                                       $14.25
Shares                                             4,900,000
                                           -----------------
     Market Value of Common Eqty.                    $69,825
                                           -----------------
Per Share Option Premium(1)                            $6.87
Options Outstanding                                  120,200
                                           -----------------
Total Options Premium                                   $826
                                           -----------------
     Market Value of Fully Diluted Eqty.             $70,651
                                           -----------------
Directors Bonus(2)                                      $127
Management Bonus                                      $3,669
                                           -----------------
     Total Mngmt. and Dir. Bonuses                    $3,796
                                           -----------------
Net Debt as of May 31, 1999                          $15,090
                                           -----------------
Enterprise Value ("EV")(3)                           $89,537
                                           =================
Footnote:
---------
(1) Average exercise price of $7.38 per option.
(2) Calculation based on 27,500 shares at a market price of $9.625 per share.
(3) Enterprise Value ("EV") is calculated as the market value of equity plus total third-party debt less cash.

SOURCES OF FUNDING

- Senior Secured Debt - $65 MILLION.
  - $17.5 million 5-year Senior Secured Term Loan.
  - $27.5 million 6 1/2-year Senior Secured Term Loan.
  - $20.0 million 5-year Senior Secured Revolving Credit Facility.

- Senior Subordinated Notes - $15 MILLION
  - 8-year term; 12.5% annual coupon (payable quarterly); warrants to purchase 5% of fully diluted common equity.

- Buyer and certain of the Company's stockholders Equity Capital - $26 MILLION.



                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
INDEX                                    Presentation to HILITE INDUSTRIES, INC.
================================================================================

                       Executive Summary

                       Proposed Transaction

                       Valuation Observations

                       Conclusion

                       Letter to Board and SEC Narrative




                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS          Presentation to HILITE INDUSTRIES, INC.   page 3
================================================================================


INTRODUCTION

 - The valuation of the Company is based upon information provided to Bowles Hollowell by the Company's management. In valuing the Company, the following methods were used:

          -       Comparison to Publicly Held Companies.

          -       Comparison to Precedent Mergers and Acquisitions.

          -       Discounted Cash Flow Analysis.

 - Bowles Hollowell has also analyzed purchase price per share premiums in similar mergers and acquisitions.



                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS           Presentation to HILITE INDUSTRIES, INC. page 4
================================================================================


EARNINGS GENERATING CAPACITY

    -    The following chart summarizes key statistics used to value Hilite:

                                ($ in Thousands)

                                           Latest Twelve Month
                                           Reported Results
                                           as of 12/31/1998
                                         -----------------------
               Sales                               $88,093
               EBIT                                  9,276
               EBITDA                               13,173
               Net Income                            5,137





                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS          Presentation to HILITE INDUSTRIES, INC.   page 5
================================================================================

COMPARISON TO PUBLICLY HELD COMPANIES

 - Bowles Hollowell reviewed the operating performance, financial performance, and market valuation of six publicly-held companies in lines of business comparable to those of the Company.

        Company          Ticker (Exchange)              Description
----------------------  -----------------  -------------------------------------
Autocam Corp.            ACAM (NASDAQ)      Designs and manufactures
                                            close-tolerance, specialty metal
                                            alloy components and
                                            electromechanical systems for use in
                                            automotive fuel and anti-lock
                                            braking systems, computer
                                            electronics, and medical devices.

Borg-Warner Automotive,  BWA (NYSE)         Manufactures highly engineered
Inc.                                        components and systems primarily for
                                            automotive drive-train applications.
                                            Customers include OEMs of passenger
                                            cars, sport utility vehicles, and
                                            light trucks.

Citation Corporation     CAST (NASDAQ)      Operates foundries producing a
                                            variety of castings and serving
                                            North American customers in the
                                            transportation, electrical, machine
                                            tool, waterworks, and other
                                            industries.

Dana Corporation         DCN (NYSE)         Manufactures truck and car
                                            components and parts for both OEMs
                                            and aftermarket distribution.
                                            Products include axles, structural
                                            components, transmissions, joints
                                            and shafts, and engine parts.

Linamar Corporation      LNR (TSE)          Linamar operates in two main
                                            segments: the manufacture and
                                            assembly of automotive components
                                            for OEMs, and the manufacture of
                                            agricultural equipment.

Simpson Industries, Inc. SMPS (NASDAQ)      Manufactures precision machined
                                            components for OEMs in the
                                            automotive, truck, and heavy duty
                                            equipment markets in North America.
                                            Products include vibrating control
                                            devices, a/c compressors,
                                            transmissions, and drive-trains.



                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS         Presentation to HILITE INDUSTRIES, INC.    page 6
================================================================================

COMPARISON TO PUBLICLY HELD COMPANIES
OPERATING STATISTICS


                                                       ($ in Thousands)

                                                                                3- Year CAGR
                                               Gross       LTM        EBITD   ------------------
         COMPANY               LTM Sales       Margin     EBITDA      Margin    Sales   EBITDA
---------------------------- -------------- ----------- ---------- ---------- -------- ---------
AUTOCAM CORPORATION (1)         $175,661       18.4%      $32,224      18.3%    63.9%    48.5%

BORG-WARNER AUTO., INC. (2)    2,371,800       18.5       370,302      15.6     29.4     40.6

CITATION CORP.                   713,151       15.1        83,742      11.7     21.8     21.8

DANA CORPORATION              12,838,700       18.6     1,754,800      13.7      7.2     16.7

LINAMAR CORPORATION              632,915       18.4       127,398      20.1     18.3     43.1

SIMPSON INDUSTRIES INC.          496,419       10.0        60,261      12.1     10.3      9.7
------------------------------------------------------------------------------------------------
PUBLIC COMPANY MEDIAN           $673,033       18.4%     $105,570      14.6%    20.1%    31.2%
------------------------------------------------------------------------------------------------
HILITE INDUSTRIES, INC.          $88,093       20.5%      $13,173      15.0%     9.5%     7.1%
------------------------------------------------------------------------------------------------



                                           ($ in Thousands)

                                          LTM CapEx
                                  LTM     As a % of     Total       Total
         COMPANY                CapEX     LTM Sales     Assets    Net Worth
----------------------------  ---------- ----------- ----------- ----------
AUTOCAM CORPORATION (1)         $24,375      13.9%      $254,028    $45,449

BORG-WARNER AUTO., INC. (2)     163,869       6.9      2,684,800    879,300

CITATION CORP.                   44,611       6.3        646,790    188,883

DANA CORPORATION                661,400       5.2     10,137,500  2,939,200

LINAMAR CORPORATION             105,396      16.7        394,950    265,424

SIMPSON INDUSTRIES INC.          19,571       3.9        340,554    124,568
---------------------------------------------------------------------------
PUBLIC COMPANY MEDIAN           $75,004       6.6%      $520,870   $227,153
---------------------------------------------------------------------------
HILITE INDUSTRIES, INC.          $3,559       4.0%       $58,136    $28,261
---------------------------------------------------------------------------



Footnotes:
----------
(1) Autocam results are pro forma to include the October 1998 acquisition of Frank & Pignard.
(2) Borg-Warner results are pro forma to include the March 1999 acquisition of Kuhlman Corp.


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

===============================================================================
VALUATION OBSERVATIONS       Presentation to HILITE INDUSTRIES, INC.     page 7
===============================================================================

COMPARISON TO PUBLICLY HELD COMPANIES
VALUATION STATISTICS



                                ($ in Thousands)



                                                                                                       LTM
                                                                                              ---------------------       P/E
                            Price per                       Market Value      Enterprise       EV/    EV/     EV/     ------------
       COMPANY             Share (4/20)    52 Week Range    Equity ("MV")   Value ("EV")(1)   Sales   EBIT   EBITDA   LTM     EST
       -------             ------------    -------------    -------------   ---------------   -----   ----   ------   ---     ----
AUTOCAM CORPORATION            $8.75       $8.75 - $19.05       $55,183         $181,418      1.0x     8.2x   5.6x     8.3x    7.2x

BORG-WARNER AUTO., INC.        56.00       33.31 -  68.13     1,510,712        2,456,412      1.0     11.3    6.6     14.8    11.5

CITATION CORP.                 12.00        7.50 -  23.50       214,669          535,444      0.8     11.6    6.4     12.4     8.8

DANA CORPORATION               47.13       32.00 -  61.19     7,813,772       10,999,572      0.9      8.7    6.3     14.7    10.8

LINAMAR CORPORATION            15.46       13.31 -  21.02     1,087,430        1,095,591      1.7     12.2    8.6     17.6     N/A

SIMPSON INDUSTRIES INC.         9.75        8.88 -  14.88       177,227          281,445      0.6      8.2    4.7     10.9     8.9
----------------------------------------------------------------------------------------------------------------------------------
PUBLIC COMPANY MEDIAN           --           --       --       $651,050         $815,518      0.9X    10.0X   6.3X    13.5X    8.9X
----------------------------------------------------------------------------------------------------------------------------------
HILITE INDUSTRIES, INC.       $10.75      $7.25 -  $11.00       $53,080          $69,098      0.8X     7.4X   5.2X    10.5X   10.1X
----------------------------------------------------------------------------------------------------------------------------------

Footnote:
------------
(1) Enterprise Value ("EV") equals the market value of equity plus third-party debt less cash.


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS        Presentation to HILITE INDUSTRIES, INC.     page 8
================================================================================

VALUATION OF THE COMPANY BASED UPON PUBLIC COMPANY COMPARISON
LTM REPORTED FINANCIALS AS OF 12/31/98


                    Multiples(1)                Implied Hilite Valuation
            --------------------------       -------------------------------
            Low        High     Median       Low           High       Median
            ---        ----     ------       ---           ----       ------
EV/Sales    0.8x   -   1.0x      0.9x      $66,141   -   $90,980      $83,227

EV/EBIT     8.7x   -  11.6x     10.0x      $80,522   -  $107,252      $92,729

EV/EBITDA   6.3x   -   6.6x      6.3x      $82,574   -   $87,386      $83,402

PE         10.9x   -  14.8x     13.5x      $74,898   -   $94,989      $88,438


Footnote:
---------
(1) Multiple ranges exclude the absolute highs and lows for each statistic.


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS        Presentation to HILITE INDUSTRIES, INC.     page 9
================================================================================

PRECEDENT TRANSACTIONS
SINCE JANUARY 1, 1996

                                   Latest Twelve Months                                               Latest Twelve Months
                                ------------------------- 3-Year CAGR                               -------------------------
TARGET /                                           EBITDA ------------ Equity Market  Enterp. Value  EV/    EV/    EV/
     Acquiring Company          Sales     EBITDA   Margin Sales  EBIT    Value (MV)      (EV)(1)    Sales  EBITDA  EBIT   P/E
     -----------------          -----     ------   ------ -----------  -------------- ------------- ------ ------ -----  -----
 1 CMI INTERNATIONAL, INC.     $574,819   $87,436   15.2% -3.7%  52.0%    $451,285       $602,178    1.0x   6.9x  12.2x  21.3x
    Hayes Lemmerz Int'l, Inc
 2 KUHLMAN CORP.                772,616   100,496   13.0    N/A    N/A     657,189        750,788    1.0    7.5   10.0   17.3
    Borg-Warner Auto, Inc.
 3 LUCASVARITY PLC            7,003,000   999,179   14.3    N/A    N/A   6,600,000      6,622,000    0.9    6.6    9.4   15.3
    TRW Inc.
 4 COOPER AUTOMOTIVE          1,850,200   303,000   16.4    3.2    2.0   1,900,000      1,875,800    1.0    6.2    9.1   16.9
    Federal-Mogul Corp.
 5 SUSPENSION DIV. (EATON)      125,776     7,170    5.7   -3.1  -38.3      53,300         53,300    0.4    7.4   16.8    N/M
    Oxford Automotive, Inc
 6 T&N plc                    2,555,300   289,934   11.3    N/A    N/A   2,410,900      2,161,100    0.8    7.5   10.3    N/M
    Federal-Mogul Corp.
 7 TURN-MATIC, INC.              14,685     3,791   25.8    N/A    N/A      18,750         17,503    1.2    4.6    6.3   11.0
    Newcor, Inc.
 8 THE DECO GROUP                74,177     8,323   11.2   -3.5    N/A      54,850         54,850    0.7    6.6    9.9   16.4
    Newcor, Inc.
 9 MACHINE TOOL & GEAR, INC.     21,787     3,902   17.9    N/A    N/A      27,250         33,050    1.5    8.5   10.3   16.1
    Newcor, Inc.
10 BALLANTRAE CORPORATION        37,567       N/A    N/A    N/A    N/A      19,000         49,200    1.3    N/A    7.3    7.1
    Delco Remy Int'l, Inc.

Footnote:
----------
(1) Enterprise value equals the acquisition price of the equity plus third-party debt less cash.



                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS      Presentation to HILITE INDUSTRIES, INC.      page 10
================================================================================

PRECEDENT TRANSACTIONS
SINCE JANUARY 1, 1996

                                             Latest Twelve Months
                                         -------------------------------     3-Year CAGR
   TARGET/                                                        EBITDA   ----------------    Equity Market
   Acquiring Company                       Sales       EBITDA     Margin   Sales      EBIT       Value(MV)
-----------------------------------      --------     -------     ------   -----     ------      ---------
11 GT AUTO. SYSTEMS, INC.                  52,543       5,178       9.9      N/A        N/A        23,820
     Dura Auto. Systems, Inc.

12 HOWELL INDUSTRIES, INC.                 91,543       3,654       4.0     12.1      -43.3        23,041
     Oxford Automotive, Inc.

13 SINTER METALS INC.                     428,540      74,196      17.3     16.5       27.7       385,617
     GKN PLC

14 GREAT BEND INDUST. (HEIN-WERNER)        20,049         N/A       N/A      N/A        N/A        22,756
     Kaydon Corporation

15 A.O. SMITH AUTO. PRODUCTS              862,977     106,417      12.3      9.3       -6.7       625,000
     Tower Automotive, Inc.

16 SUDBURY INC.                           303,104      31,330      10.3      9.9       23.1       171,646
     Intermet Corp.

17 TARXIEN CORPORATION                     42,348         779       1.8    -21.1        N/M        31,805
     Gecamex Technologies Inc.

18 THREE DIVS. OF COLTEC AUTO.            255,100      48,500      19.0      N/A        N/A       283,000
     Borg Warner Auto. Inc.

19 BAILEY CORP.                           162,946         N/M       N/M     35.7      -53.6        47,700
     Venture Holdings Trust

20 CAPCO AUTO. PRODUCTS CORP.             199,062      16,823       8.5     14.0       26.4       121,675
     Eaton Corp.
-----------------------------------------------------------------------------------------------------------
   MEDIAN OF SELECTED DEALS              $181,004     $31,330      12.3%     9.3%       2.0%      $88,263
-----------------------------------------------------------------------------------------------------------
   HILITE INDUSTRIES, INC.                $88,093     $13,173      15.0%     9.5%       7.1%      $53,080
-----------------------------------------------------------------------------------------------------------

                                                              Latest Twelve Months
                                                       ---------------------------------
   TARGET/                              Enterp. Value   EV/      EV/     EV/
   Acquiring Company                      (EV)(1)      Sales    EBITDA   EBIT      P/E
-----------------------------------       -------      -----    ------   ------   ------
11 GT AUTO. SYSTEMS, INC.                  53,932       1.0      10.4     14.0     25.4
     Dura Auto. Systems, Inc.

12 HOWELL INDUSTRIES, INC.                 21,859       0.2       6.0     10.0     13.7
     Oxford Automotive, Inc.

13 SINTER METALS INC.                     564,474       1.3       7.6     12.9     25.9
     GKN PLC

14 GREAT BEND INDUST. (HEIN-WERNER)        23,583       1.2       N/A      9.0     12.3
     Kaydon Corporation

15 A.O. SMITH AUTO. PRODUCTS              625,000       0.7       5.9     11.2     21.7
     Tower Automotive, Inc.

16 SUDBURY INC.                           180,130       0.6       5.7      7.9     11.4
     Intermet Corp.

17 TARXIEN CORPORATION                     27,330       0.6       N/M      N/M      N/M
     Gecamex Technologies Inc.

18 THREE DIVS. OF COLTEC AUTO.            283,000       1.1       5.8      6.5      6.5
     Borg Warner Auto. Inc.

19 BAILEY CORP.                           104,471       0.6       N/M      N/M      N/M
     Venture Holdings Trust

20 CAPCO AUTO. PRODUCTS CORP.             115,567       0.6       6.9     12.4     14.4
     Eaton Corp.
-----------------------------------------------------------------------------------------
   MEDIAN OF SELECTED DEALS              $110,019       1.0x      6.7x    10.0x    15.7x
-----------------------------------------------------------------------------------------
   HILITE INDUSTRIES, INC.                $69,098       0.8x      5.2x     7.4x    10.5x
------------------------------------------------------------------------------------------

Footnote:
----------
(1) Enterprise value equals the acquisition price of the equity plus third-party debt less cash.


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS      Presentation to HILITE INDUSTRIES, INC.      page 11
================================================================================

VALUATION SUMMARY OF THE COMPANY BASED ON PRECEDENT TRANSACTIONS
LTM REPORTED FINANCIALS AS OF 12/31/98


                       Multiples (1)                Implied Hilite Valuation
                ---------------------------      -------------------------------
                Low        High      Median       Low         High       Median
                ----       ----      ------      -------     --------    -------

EV/Sales        0.6x   -   1.2x       1.0x       $52,856  -  $103,619    $84,452
EV/EBIT         7.3x   -  12.9x      10.0x       $67,710  -  $119,815    $92,426
EV/EBITDA       5.8x   -   7.6x       6.7x       $76,867  -  $100,221    $88,900
P/E            11.0x   -  21.7x      15.7x       $75,501  -  $130,295    $99,545


Footnote:
---------

(1) Multiple ranges exclude the two absolute highs and two absolute lows for each statistic.



                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS          Presentation to HILITE INDUSTRIES, INC.  page 12
================================================================================

DISCOUNTED CASH FLOW ANALYSIS

- Based on projections prepared by the Company's management through 2003.

- Assumptions thereafter:

  - 3.0% annual sales growth after 2003.

  - Gross profit margins (excluding depreciation) total 28.8% of sales (consistent with fiscal 2003).

  - Operating expenses (excluding amortization) total 7.9% of revenues (consistent with fiscal 2003).

  - Capital Expenditures and Depreciation & Amortization of $4.5 million annually.

  - Working Capital statistics held constant with 2003.


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================

VALUATION OBSERVATIONS            Presentation to HILITE INDUSTRIES, INC page 13

================================================================================

DISCOUNTED CASH FLOW ANALYSIS (1)

                                                      HISTORICAL                                      PROJECTED
                                   ------------------------------------------  ---------------------------------------------------
                                     1996      1997         1998       1999       2000        2001       2002     2003      2004
                                   ------------------------------------------  ---------------------------------------------------
Net Sales                          $73,642    $73,492     $87,166    $86,057   $ 91,469   $101,782   $110,053   $124,475  $128,209
  Cost of Goods Sold                58,711     62,952      69,763     68,099     71,623     78,922     83,712     93,833    95,815
                                   ------------------------------------------  ---------------------------------------------------
Gross Profit                        14,931     10,540      17,403     17,958     19,846     22,860     26,341     30,642    32,395
  Operating Expenses (2)             6,813      7,838       8,011      7,900      8,661      9,324      9,477     10,044    10,110
                                   ------------------------------------------  ---------------------------------------------------
EBIT                                 8,118      2,702       9,392     10,058     11,185     13,536     16,864     20,598    22,284
  Provision for Taxes
   (Projected at 40.0%)              2,296        553       2,951      3,265      4,474      5,414      6,746      8,239     8,914
                                   ========================================== ====================================================

UNLEVERED NET INCOME                $5,822     $2,149      $6,441     $6,793     $6,711     $8,122    $10,118    $12,359   $13,370
                                   ==========================================  ===================================================

Plus: Depreciation & Amortization   $3,322     $3,825      $3,860     $3,630     $3,976     $4,296     $4,716     $5,406    $4,500
Less: Capital Expenditures           5,765      4,824       3,070      3,162      3,073      3,096      6,400      4,400     4,500
Less: Incremental Working
     Capital Needs                   5,332     (2,854)      1,698      4,512         59      1,888      2,492      2,555       719
                                   ------------------------------------------  ---------------------------------------------------

UNLEVERED FREE CASH FLOW           ($1,953)    $4,005      $5,533     $2,749     $7,555     $7,434     $5,942    $10,810   $12,651
                                   ==========================================  ===================================================

OPERATING ASSUMPTIONS:
----------------------
Net Sales Growth                     64.0%       -0.2%       18.6%      -1.3%       6.3%      11.3%       8.1%      13.1      3.0%
Gross Profit as % of Sales           20.3%       14.3%       20.0%      20.9%      21.7%      22.5%      23.9%      24.6     25.3%
Operating Expenses as % of Sales      9.3%       10.7%        9.2%       9.2%       9.5%       9.2%       8.6%       8.1%     7.9%

Footnotes:
----------
(1)   Historical and projected financials provided by Hilite management.

(2) For purposes of the Discounted Cash Flow Analysis, historical and projected operating expenses are adjusted to exclude expenses related to CEO salary and management fees, and corporate charges relate to the public ownership of the Company's stock. Historical operating expenses have also been adjusted to exclude extraordinary reorganization expenses at NASS and extraordinary legal expenses.

                             Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================

VALUATION OBSERVATIONS            Presentation to HILITE INDUSTRIES, INC page 14

================================================================================

DISCOUNTED CASH FLOW ANALYSIS - SENSITIVITY ANALYSIS




                              Cash Flow Growth Rate After 2004
                            ------------------------------------
                              2.0%           3.0%         4.0%
               -------------------------------------------------
               12.9%        $94,426        $101,587     $110,351
Weighted       13.4%         89,872          96,277      104,041
Avg. Cost      13.9%         85,708          91,462       98,375
of Capital     14.4%         81,886          87,076       93,261
               14.9%         78,368          83,065       88,622

                             Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS        Presentation to HILITE INDUSTRIES, INC.    page 15
================================================================================

HISTORICAL PRICE PER SHARE ANALYSIS

Closing Prices

COMPANY TICKER: HILI
CURRENCY: LOCAL

MONTHLY FROM JANUARY 31, 1994 - FEBRUARY 16, 1999

                     Date         hili              CKC
                   1/31/94        9.38             14.25
                   2/28/94        9.25             14.25
                   3/31/94        9.25             14.25
                   4/29/94        8.75             14.25
                   5/31/94        8.50             14.25
                   6/30/94        8.25             14.25
                   7/29/94        7.75             14.25
                   8/31/94        7.50             14.25
                   9/30/94        7.75             14.25
                  10/31/94        8.75             14.25
                  11/30/94        8.50             14.25
                  12/30/94        7.25             14.25
                   1/31/95        7.50             14.25
                   2/28/95        6.75             14.25
                   3/31/95        7.13             14.25
                   4/28/95        6.50             14.25
                   5/31/95        6.25             14.25
                   6/30/95        8.00             14.25
                   7/31/95        8.75             14.25
                   8/31/95        8.50             14.25
                   9/29/95        9.13             14.25
                  10/31/95        9.25             14.25
                  11/30/95       10.50             14.25
                  12/29/95       10.00             14.25
                   1/31/96       11.00             14.25
                   2/29/96        9.75             14.25
                   3/29/96        9.25             14.25
                   4/30/96        9.00             14.25
                   5/31/96       10.00             14.25
                   6/28/96        9.75             14.25
                   7/31/96        9.75             14.25
                   8/30/96        8.50             14.25
                   9/30/96        5.31             14.25
                  10/31/96        4.50             14.25
                  11/29/96        5.50             14.25
                  12/31/96        4.75             14.25
                   1/31/97        5.13             14.25
                   2/28/97        5.13             14.25
                   3/31/97        4.75             14.25
                   4/30/97        3.50             14.25
                   5/30/97        3.63             14.25
                   6/30/97        4.25             14.25
                   7/31/97        5.13             14.25
                   8/29/97        5.88             14.25
                   9/30/97        5.88             14.25
                  10/31/97        6.75             14.25
                  11/28/97        6.88             14.25
                  12/31/97        6.75             14.25
                   1/30/98        6.75             14.25
                   2/27/98        7.38             14.25
                   3/31/98        7.88             14.25
                   4/30/98        9.00             14.25
                   5/29/98        8.75             14.25
                   6/30/98        8.78             14.25
                   7/31/98        8.69             14.25
                   8/31/98        7.63             14.25
                   9/30/98        7.63             14.25
                  10/30/98        8.50             14.25
                  11/30/98        8.75             14.25
                  12/31/98        9.25             14.25
                   1/29/99        9.75             14.25
                   2/26/99        9.88             14.25
                   3/30/99       10.56             14.25




                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
VALUATION OBSERVATIONS       Presentation to HILITE INDUSTRIES, INC.     page 16
================================================================================

PREMIUMS OFFERED ANALYSIS
---------------------------------------------------------------------------------------------
             AUTOMOTIVE TRANSACTION PREMIUMS OFFERED ANALYSIS
---------------------------------------------------------------------------------------------
                                           Announc.   Price per      30 Days Prior
TARGET / Acquiring Company                   Date       Share       Price per Share   Premium
--------------------------------------     --------   ---------     ------------     --------
KUHLMAN CORP./ Borg-Warner Auto. Inc.      12/18/98    $39.00          $27.75          40.5%

LUCAS VARITY PLC/ TRW Inc.                  1/28/99      2.88 pound      2.02 pound    42.6

T & N PLC/Federal-Mogul Inc.                9/26/97      2.60 pound      1.46 pound    78.1

SINTER METALS / GKN Plc                     4/30/97    $37.00          $27.50          34.5

SUDBURY INC. / Intermet Corp. (1)          11/18/96     12.50           10.00          25.0

TARXIEN CORP. / Gecamex Tech. Inc.          9/30/96     15.40           10.00          54.0

BAILEY CORP./ Venture Holdings Trust        6/11/96      8.30            7.88           5.3

Median                                                                                 40.5%

Carreras, Kestner & Co. Offer                          $14.25          $10.25          39.0%
---------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------
                   OVERALL PREMIUMS OFFERED ANALYSIS (2)
-----------------------------------------------------------------------------
                                             Median Premium Offered
                                    -----------------------------------------
TRANSACTION SIZE                        1995            1996           1997
----------------------------        -----------     ----------       --------
$25.0 MM - $50.0 MM                    24.4%            26.4%           22.4%

$50.1 MM - $99.9 MM                    35.4             27.3            26.6

$100.0 MM +                            29.0             26.6            27.6

Carreras, Kestner & Co.                                                 39.0%
------------------------------------------------------------------------------


Footnotes:
----------
(1) Prior price per share is one day prior to the acquisition announcement to more accurately reflect the premium offered.
(2) Statistical analysis provided by 1998 Mergerstat(R) Review.

                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

=============================================================================
VALUATION OBSERVATIONS     Presentation to HILITE INDUSTRIES, INC.    page 17
=============================================================================

VALUATION SUMMARY


                                               LTM Reported Financials
--------------------------------------------------------------------------------------------------------------------------
                                                                            Enterprise Value
                                           -------------------------------------------------------------------------------
      Valuation Method                     $60   $65    $70    $75    $80     $85   $90   $95    $100   $105   $110   $115
----------------------------------------   -------------------------------------------------------------------------------
                                                                                     |
Comparison to Publicly Held Companies(1)                        -----------------------------
                                                                                     |
Comparison to Recent M&A Transactions(1)          --------------------------------------------------------------------------
                                                                                     |
Discount Cash Flows Analysis(2)                                         -----------------------------------
                                                                                     |

LTM Reported EBITDA                        4.6x   4.9x   5.3x   5.7x   6.1x   6.5x   6.8x   7.2x   7.6x   8.0x   8.4x   8.7x
LTM Reported EBIT                          6.5x   7.0x   7.5x   8.1x   8.6x   9.2x   9.7x  10.2x  10.8x  11.3x  11.9x  12.4x

Footnote:
---------
(1) Highlighted ranges related to Comparison to Publicly Held Companies and Comparison to Recent M&A Transactions estimated using second highest and second lowest enterprise valuations calculated on pages 8 and 11 respectively.

(2) Discounted Cash Flow range estimated using high/low range of highlighted sensitivity values (13.4%-14.4% WACC and 2.0%-4.07% Cash Flow Growth Rate) generated using various WACC and post-2004 Cash Flow Growth Rate assumptions.


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
INDEX                                    Presentation to HILITE INDUSTRIES, INC.
================================================================================


                      Executive Summary

                      Proposed Transaction

                      Valuation Observations

                      Conclusion

                      Letter to Board and SEC Narrative


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.

================================================================================
CONCLUSION                      Presentation to HILITE INDUSTRIES, INC.  page 18
================================================================================


- In connection with our review, we have relied upon the accuracy and completeness of the financial and other information provided by the Company's management, and we have not assumed any responsibility for independent verification of such information.

- We have discussed the Company's financial projections with management, and while nothing has come to our attention that such projections are unreasonable, we express no view as to these financial projections or the assumptions upon which they are based.

- Our opinion is necessarily based on economic, market, financial, and other conditions and information made available to us as of the date hereof.

- In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the draft Merger Agreement dated April 21, 1999, without waiver of any material terms or conditions.

- BASED ON OUR ANALYSIS, IT IS OUR OPINION THAT, AS OF THE DATE HEREOF, THE CASH CONSIDERATION TO BE RECEIVED IN THE TRANSACTION BY THE HOLDERS OF THE COMPANY'S COMMON STOCK (OTHER THAN THE SHAREHOLDERS WHO WILL RETAIN AN EQUITY INTEREST IN THE COMPANY) IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO SUCH HOLDERS.


                            Bowles Hollowell Conner
                       First Union Capital Markets Corp.